ACNB Corporation
16 Lincoln Square, P.O. Box 3129
Gettysburg, PA 17325
717.334.3161 / 888.334.2262
www.acnb.com
July 2, 2019

ACNB
Listed: Nasdaq

ACNB Corporation Acquisition of Frederick County Bancorp, Inc.

Special Cautionary Notice Regarding Forward-Looking Statements During the course of this presentation, there may be projections and forward-looking statements regarding events or the future financial performance of ACNB Corporation. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause actual results to differ materially from the anticipated results expressed in these forward-looking statements. ACNB Corporation assumes no duty to update the forward-looking statements made in this presentation. You are encouraged to review the risk factors and other cautionary statements regarding forward-looking information described in other documents ACNB Corporation files from time to time with the Securities and Exchange Commission including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K. 2

Transaction Summary ACNB Corporation (“ACNB”) has agreed to acquire Frederick County Bancorp, Inc. and its wholly-owned subsidiary Frederick County Bank (Collectively “Frederick” or “FCBI”) for approximately $60 million As part of transition FCBI will operate for up to two years as FCB Bank and ACNB will establish a regional advisory board for Frederick County Adjacent market expansion acquisition with a robust deposit base and plentiful lending opportunities in a growing and vibrant market Significant available cost savings and synergies Immediate meaningful earnings accretion with an earnback period of less than 5 years with a favorable IRR Complementary culture of responsible credit practices Enhancement of Maryland market footprint adding five community banking offices • • • • • • • 3

Overview of Frederick County Bancorp, Inc. $ in millions for financial data as of or through March 31, 2019 Headquarters: Frederick, MD Established: 2001 Branches: 5 Total Deposits: $372.3 Tang. Common Equity: $36.2 TCE / TA: 8.18% LTM Net Income: $2.8 LTM ROAA: 0.65% LTM ROATCE: 7.87% LTM Efficiency Ratio: 77.95% Note: Deposit data as of 6/30/2018. 4 Branch Location Deposits 1) Frederick $162,519 2) Frederick $55,966 3) Frederick $55,854 4) Walkersville $50,477 5) Frederick $30,800 Total $355,616 4 3 15 2 Company Overview Branch Map

Key Transaction Terms approval of ACNB’s and FCBI’s shareholders • Projected Closing: Double trigger price protection of 20% 5 * Based on 7/1/2019 closing prices of $38.59 for ACNB and $27.00 for FCBI. Pricing Multiples Fixed Exchange Ratio:•0.9900x Price Per Share*:•$38.20 Transaction Value*:•$60 million Consideration Type:•100% Stock Board Representation:•One of FCBI’s Directors will join ACNB’s Boards of Directors Required Approval:•Customary regulatory approval and Projected Closing:•Q4 of 2019 or Q1 of 2020 absolute and 15% relative to the KBW NASDAQ Bank Index Price / Tang. Book Value:•165.5% Price / LTM EPS 3/31/2019: •21.7x Market Premium*:•41.5% Core Deposit Premium: •7.2% Consideration & Structure Closing / Other

Pro Forma Financial Impact 6 Fiscal 2021 EPS Accretion:•7.8% TBV Per Share Impact at Close:•5.3% dilutive TBV Earnback (Crossover Method):•~4.4 years Pro Forma TCE / TA at Close:•8.6% IRR:•20.5% Key Financial Metrics Cost Savings:•37% (75% realization in 2020) Transaction Expenses:•$7.9 million Gross Credit Mark:•$8.8 million, 2.4% of gross loans Assumed Tax Rate:•23% Key Financial Assumptions

Pro Forma Loan & Deposit Composition ACNB Stand Alone FCBI Stand Alone Pro Forma * Total: $1.3B Total: $342M Total: $1.6B Multi-f amily 3% Consumer & Other 1% Consumer & Other Consumer & Other 9% C&D 3% Multi-f amily 3% C&D Multi-f amily 7% 3% 7% C&D 4% 1-4 Family 19% 1-4 Family 37% 1-4 Family 41% CRE - Investor 19% CRE - Investor 18% CRE - Investor 18% C&I 15% C&I 7% CRE - Ow ner Occupied 24% CRE - Ow ner Occupied 21% C&I 5% CRE - Ow ner Occupied 36% Total: $1.4B Other Time Total: $372M Other Time 12% CD>100 10% Total: $1.7B Other Time Noninterest Bearing 29% Noninterest Bearing 25% Noninterest Bearing 24% 10% 9% CD>100 4% CD>100 5% CD<100 15% CD<100 13% CD<100 6% NOW 19% MMDA & Savings 29% NOW 14% NOW 18% MMDA & Savings 29% MMDA & Savings 29% 7 * Excludes purchase accounting adjustments. Deposit Mix Loan Mix

Pro Forma Franchise Overview 4 5 2 Headquarters: Gettysburg, PA Total Intangibles: $54.5 million Total Assets: $2.2 billion Tang. Common Equity: $184.6 million Gross Loans: $1.7 billion TCE / TA: 8.63% Total Deposits: $1.8 billion Tier 1 Capital Ratio: 12.2% Note: Reflects estimated closing balance sheet at 12/31/2019 including estimated transaction adjustments and including mark-to-market adjustments. 8 13Pro Forma Summary Pro Forma Branch Map

Pro Forma Deposit Market Share 1 2 3 PNC Financial Services Group, Inc. BB&T Corporation Bank of America Corporation 15 13 5 1,261,154 920,362 514,718 26.81 19.57 10.94 5 6 7 8 9 10 11 12 13 14 15 M&T Bank Corporation Capital One Financial Corporation Woodsboro Bank Community Heritage Financial, Inc. Sandy Spring Bancorp, Inc. First United Corporation Revere Bank Wells Fargo & Company Fulton Financial Corporation Old Line Bancshares, Inc. Woodforest Financial Group, Inc. 6 3 7 4 4 4 1 1 2 2 1 314,272 292,635 232,334 192,511 160,526 159,295 137,824 73,881 51,527 35,484 1,257 6.68 6.22 4.94 4.09 3.41 3.39 2.93 1.57 1.10 0.75 0.03 5 1 3 2 9 Source: S&P Global Market Intelligence; As of June 30, 2018. Change (2019-2024) 4.81% Change (2019-2024) 8.78% 2019 Population 256,371 Median HHI $96,662 Frederick County Demographics Pro Forma 5 355,616 7.56 4 Frederick County Bancorp, Inc. 5 355,616 7.56 2018 Rank Institution Branches Deposits in Market ($000) Market Share (%) Deposit Market Share – Frederick County Deposit Market Share – State of Maryland

Transaction Rationale Mid to high single digit EPS accretion Modest tangible book value dilution with a reasonable tangible earnback period Significantly expands core markets into Frederick County, providing additional lending opportunity and a robust deposit base in a demographically-attractive banking market Enhances ACNB’s Maryland presence, increasing ACNB’s deposit market share position to 4th in the county and 23rd in the state Creates combined company of increased size and scale to address the needs of the current banking landscape and to take advantage of growth market opportunities with greater resource strength Accelerates ACNB’s growth by building a larger base of low-cost core deposits and expanding the Bank’s business relationships Continues execution of ACNB’s strategic plan for inorganic growth coupled with future organic growth potential Provides opportunity to further ACNB’s franchise value focused on the commitment to community banking Balances positive financial and strategic gains for ACNB • • • • • • • • • 10